UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

SOUTHCORP CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21155	46-5429720
(Commission File No.)	(IRS Employer Identification No.)

920 SANTA MONICA BLVD SANTA MONICA CA 90401
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
Joseph Wade was elected as a Director. Mr. Wade serves as a Class I director and will serve until the 2015 annual meeting of shareholders. Mr. Wade is also the Company’s Chief Executive Officer and Chief Financial Officer.

(b)
Matt Billington was elected as a Director. Mr. Billington serves as a Class II director and will serve until the 2016 annual meeting of shareholders. Mr. Billington is also the Company’s Chief Operating Officer.

Item 7.01 Regulation FD Disclosure.

See the disclosure under Item 8.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

(a)	The Company currently has 249,057,315 shares outstanding and a trading float of 29,051,699.
(b)	The Company’s directors have agreed to sell up to 1% of the total outstanding (or 2,490,573 shares) over the next 3 months. The sales will be subject to Rule 10b5.
(c)
The Company’s directors have agreed to declare a cash dividend to shareholders of record on August 15, 2014. The dividend shall be equal to .00008 per share. The dividend reflects the income from the Company’s sell of its properties during the month of July.

(d)	The Company will provide future updates on its website www.southcorpcapital.com.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthCorp Capital, Inc.

Dated: July 31, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

3